Exhibit (h)(25)

FORM OF SEVENTH AMENDMENT TO THE STONE RIDGE TRUST

AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS SEVENTH AMENDMENT, effective as of [ ], to the Amended and Restated Fund Accounting Servicing Agreement, dated October 30, 2017, (the “Agreement”), is entered into by and between STONE RIDGE TRUST, a Delaware statutory trust (the “Trust”) on behalf of each of its series (each a “Fund” and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit A of the Agreement is amended and restated as set forth in Exhibit A attached hereto.

Exhibit B of the Agreement is amended and restated as set forth in Exhibit B attached hereto.

Section 7 (“Compensation”) of the Agreement is replaced in its entirety with the following:

“USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time by consent of both parties to this Agreement). USBFS shall also be reimbursed for miscellaneous expenses set forth in Exhibit B as are reasonably incurred by USBFS in performing its duties hereunder. The Trust or, in the case of the Funds listed under the heading “LifeX Open-End Income Funds” in Exhibit A attached hereto, the Adviser, shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust or the Adviser, as applicable, shall notify USBFS in writing within 30 calendar days following receipt of each invoice if the Trust or the Adviser, as applicable, is disputing any amounts in good faith. The Trust or the Adviser, as applicable, shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. Notwithstanding anything to the contrary, amounts owed by the Trust to USBFS shall only be paid out of the assets and property of the particular Fund involved, other than amounts owed in respect of the Funds listed under the headings “LifeX Open-End Income Funds”

and “LifeX Open-End Inflation-Protected Income Funds” in Exhibit A attached hereto.”

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STONE RIDGE TRUST	U.S. BANCORP FUND SERVICES, LLC
on behalf of each of the Funds individually and not jointly

By:	By:

Name:	Name:

Title:	Title:

STONE RIDGE ASSET MANAGEMENT LLC, solely with respect to Section 7

By:

Name:

Title:

Exhibit A to the Amended and Restated Fund Accounting Servicing Agreement

Stone Ridge Trust — Effective [ ]

Fund Names

Separate Series of Stone Ridge Trust

Name of Series

Stone Ridge High Yield Reinsurance Risk Premium Fund

Stone Ridge Diversified Alternatives Fund

LifeX Open-End Income Funds:

LifeX Income Fund 1948M

LifeX Income Fund 1948F

LifeX Income Fund 1949M

LifeX Income Fund 1949F

LifeX Income Fund 1950M

LifeX Income Fund 1950F

LifeX Income Fund 1951M

LifeX Income Fund 1951F

LifeX Income Fund 1952M

LifeX Income Fund 1952F

LifeX Income Fund 1953M

LifeX Income Fund 1953F

LifeX Income Fund 1954M

LifeX Income Fund 1954F

LifeX Income Fund 1955M

LifeX Income Fund 1955F

LifeX Income Fund 1956M

LifeX Income Fund 1956F

LifeX Income Fund 1957M

LifeX Income Fund 1957F

LifeX Income Fund 1958M

LifeX Income Fund 1958F

LifeX Income Fund 1959M

LifeX Income Fund 1959F

LifeX Income Fund 1960M

LifeX Income Fund 1960F

LifeX Income Fund 1961M

LifeX Income Fund 1961F

LifeX Income Fund 1962M

LifeX Income Fund 1962F

LifeX Income Fund 1963M

LifeX Income Fund 1963F

LifeX Open-End Inflation-Protected Income Funds:

LifeX Inflation-Protected Income Fund 1948M

LifeX Inflation-Protected Income Fund 1948F

LifeX Inflation-Protected Income Fund 1949M

LifeX Inflation-Protected Income Fund 1949F

LifeX Inflation-Protected Income Fund 1950M

LifeX Inflation-Protected Income Fund 1950F

LifeX Inflation-Protected Income Fund 1951M

LifeX Inflation-Protected Income Fund 1951F

LifeX Inflation-Protected Income Fund 1952M

LifeX Inflation-Protected Income Fund 1952F

LifeX Inflation-Protected Income Fund 1953M

LifeX Inflation-Protected Income Fund 1953F

LifeX Inflation-Protected Income Fund 1954M

LifeX Inflation-Protected Income Fund 1954F

LifeX Inflation-Protected Income Fund 1955M

LifeX Inflation-Protected Income Fund 1955F

LifeX Inflation-Protected Income Fund 1956M

LifeX Inflation-Protected Income Fund 1956F

LifeX Inflation-Protected Income Fund 1957M

LifeX Inflation-Protected Income Fund 1957F

LifeX Inflation-Protected Income Fund 1958M

LifeX Inflation-Protected Income Fund 1958F

LifeX Inflation-Protected Income Fund 1959M

LifeX Inflation-Protected Income Fund 1959F

LifeX Inflation-Protected Income Fund 1960M

LifeX Inflation-Protected Income Fund 1960F

LifeX Inflation-Protected Income Fund 1961M

LifeX Inflation-Protected Income Fund 1961F

LifeX Inflation-Protected Income Fund 1962M

LifeX Inflation-Protected Income Fund 1962F

LifeX Inflation-Protected Income Fund 1963M

LifeX Inflation-Protected Income Fund 1963